Exhibit 99.1

Press Release                July 19, 2007

Investor Relations Contacts: Harry G. Mitchell, Interim CEO 508-530-0311 hmitchell@sontra.com

FOR IMMEDIATE RELEASE

SONTRA MEDICAL CORPORATION COMPLETES EQUITY FINANCING

Company raises a total of $1,815,000

FRANKLIN, Mass., July 19, 2007 — Sontra Medical Corporation (OTC Bulletin Board: SONT) announced today that it completed the final closing of an equity financing transaction in which it received approximately $1,815,000 from individuals, including a total of $105,000 invested by a member of the Board of Directors and an Executive Officer of the Company, and institutions, each of whom is an accredited investor, in a series of closings. The Company issued 1,815,000 units in the financing at a purchase price of $1.00 per unit. Each unit is comprised of (i) one share of the Company’s common stock, and (ii) a warrant to purchase 0.3 shares of the Company’s common stock at an exercise price of $1.40.

The Company previously disclosed the first two closings of the financing, in which it raised approximately $1,250,000. The final closing of the financing, in which the Company raised an additional $565,000, occurred on July 16, 2007.

Neither the shares of common stock offered and sold in the private placement nor the shares of common stock underlying the warrants were registered under the Securities Act of 1933, and, therefore, such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration. Sontra offered and sold the shares of common stock and warrants in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act or 1933 and/or Regulation D promulgated thereunder. This press release is not an offer to sell or a solicitation of an offer to buy any securities of Sontra, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About Sontra Medical Corporation (http://www.sontra.com)

Press Release                July 19, 2007

Sontra Medical Corporation, owns technology in ultrasound and skin permeation methods used in transdermal science for therapeutic and diagnostic applications, and is developing a non-invasive, continuous transdermal glucose monitor (“CTGM”) for use in the Diabetes and Intensive Care Markets. The CTGM device makes use of the FDA-approved SonoPrep® ultrasound-mediated skin permeation system. In addition to utilizing its technical competencies, the Company intends to pursue acquisition and licensing arrangements of new technologies for development and possible partnering opportunities.

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Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward- looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to sell additional shares of common stock and warrants to purchase common stock at additional closings, the Company’s ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the diabetes and hospital ICU market; the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, glucose monitoring and transdermal science; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-KSB for the year ended December 31, 2006, our respective quarterly reports on Form 10-QSB, and our current reports on Form 8-K. We do not undertake to update these forward-looking statements made by us.

© 2007 Sontra Medical Corporation, SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

10 Forge Parkway

Franklin, MA 02038, USA

Tel: 1+ 877-4-SONTRA (766878)

Fax: 1+ 508-553-8760

www.sontra.com                    © 2002 - 2007 Sontra Medical Corporation. All rights reserved worldwide.            -2-